FORTUNE BRANDS INNOVATIONS, INC.

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

1.	Purpose of Program

The purpose of this Non-Employee Director Stock Election Program (the “Program”) is to enable non-employee directors (as defined below) of Fortune Brands Innovations, Inc. (the “Company”) to elect to receive shares of common stock of the Company (“Common Stock”) in lieu of the cash retainers payable to them for their service on the Board of Directors of the Company (the “Board”).

2.	Administration of Program

The Program is adopted and administered under the Fortune Brands Home & Security, Inc. 2022 Long-Term Incentive Plan and any other equity compensation plan subsequently adopted by the Company and in effect as of the date the non-employee director receives the applicable cash retainer in Common Stock (the “LTIP”). Further, this Program is administered by the Nominating, Environmental, Social and Governance Committee of the Board (the “Committee”). The Committee shall have the power and authority to administer, construe and interpret the Program, to make rules for administering the Program and to make changes in such rules.

3.	Participation

All non-employee directors shall be eligible to participate in the Program. The term “non-employee director” means a member of the Board who, at the time of performance of the services relevant to payment under the Program, is not an employee of the Company or any of its subsidiaries.

4.	Election to Receive Fees in Common Stock

(a) The Company generally pays certain fees, including, but not limited to, an annual retainer, committee membership fees and chairperson fees, to non-employee directors in cash. Each non-employee director shall have the right to elect, at any time, subject to the Company’s general policies with respect to “quiet periods” and investment elections during such quiet periods, to receive payment of all such fees in shares of Common Stock, and shall have the right, at any time, to reverse such an election, by filing with the Committee, or such person as the Committee shall designate, a Payment Election Form, as attached hereto as Exhibit A. Any election to receive fees in shares of Common Stock, or any reversal of such an election, will become effective for the next regularly scheduled quarterly payment after the date the Payment Election Form is filed with the Company, except that if the Payment Election Form is filed at the time a non-employee director is first elected to the Board, then such election shall be effective for the non-employee director’s first payment.

(b) If an election is made pursuant to Section 4(a), then, after the election becomes effective, the Company shall pay any amounts due to the non-employee director that are subject to the election in whole shares of Common Stock and, in the case of amounts attributable to fractional shares, in cash. The number of shares of Common Stock to be issued to the non-employee director shall be determined by dividing the amount to be paid to the non-employee director by the closing price of a share of Common Stock on the New York Stock Exchange (or such other national exchange on which the stock is listed) on the first day of trading at the beginning of the quarter in which the payment is scheduled to be made, and rounding down to the nearest whole share. Any amounts attributable to a fractional share shall be paid to the non-employee director in cash on an annual basis no later than December 31 of the year in such fees are earned.

5. Limitations and Conditions

(a) Shares issued under the Program shall be, and hereby are deemed to be, granted pursuant to the LTIP and shall be subject to the terms and conditions of the LTIP.

(b) Prior to each issuance to a non-employee director of shares of Common Stock pursuant to the Program, such non-employee director must make representations satisfactory to the Committee to the effect that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and must give a written undertaking to the Company in form and substance satisfactory to the Committee that he or she will not publicly offer or sell or otherwise distribute such shares other than (i) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement thereunder.

(c) Nothing contained herein shall be deemed to create the right in any non-employee director to remain a member of the Board or in service with the Company, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Program to which he or she is not already entitled with respect to any year.

6.	Amendment and Termination

The Board and the Administrator shall have the power to amend or terminate the Program at any time, subject to stockholder approval requirements under applicable laws; provided, however, that, to be effective, any amendment of the Program shall comply with the requirements of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent necessary so that the receipt of shares of Common Stock by a non-employee director under the Program shall be exempt from such Section 16(b).

7. Miscellaneous

(a) Indemnification. No member of the Board or Committee nor any person to whom the Committee delegates any of its power and authority, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Program in good faith, and the members of the Board and the Committee and such other person to whom authority has been delegated shall be entitled to indemnification and reimbursement by the Company for any claims, losses, damages or expenses (including attorneys’ fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law (except as otherwise may be provided in the Company’s Restated Certificate of Incorporation and/or

Amended and Restated Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

(b) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

(c) Severability. If any provision of the Program is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Program, and the Program will be construed and enforced as if the illegal or invalid provision had not been included.

(d) Requirements of Law. The issuance of payments under the Program will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

(e) Unfunded Status of the Program. The Program is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a non-employee director by the Company, nothing contained herein will give any rights to a non-employee director that are greater than those of a general creditor of the Company.

(f) Governing Law. The Program will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

8.	Effective Date

The Program shall be effective as of January 1, 2024.

FORTUNE BRANDS INNOVATIONS, INC.

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

PAYMENT ELECTION FORM

As of , 20 , the individual whose name appears below, who is a non-employee director of Fortune Brands Innovations, Inc. (the “Company”), executes this election (the “Payment Election Form”) with respect to cash retainers payable to him or her described in Section 4(a) of the Fortune Brands Innovations, Inc. Non-Employee Director Stock Election Program (the “Program”). Any term capitalized herein but not defined will have the meaning set forth in the Program.

In accordance with the terms of the Program and to the extent permitted by the Program, the non-employee director hereby elects to receive all cash retainers described in Section 4(a) of the Program payable to him or her, in their entirety, in the following form:

Common Stock
OR
Cash

This election will become effective for the next regularly scheduled quarterly payment date after the date this Payment Election Form is filed with the Company. Unless the Payment Election Form is being filed at the time of a non-employee director’s election to the Board of Directors, then such election will become effective for the first payment made to such non-employee director. This Payment Election Form will, upon becoming effective, supersede any prior Payment Election Form filed by the non-employee director. If no Payment Election Form is filed by the non-employee director, or if a Payment Election Form is internally inconsistent or conflicts with a concurrent Payment Election Form, payment under the Program will be made to the non-employee director in cash.

IN WITNESS WHEREOF, the non-employee director has duly executed this Payment Election Form as of the date first written above.

______________________________________ Non-Employee Director’s Signature

______________________________________ Non-Employee Director’s Name (please print)